EXHIBIT 23.01
                    CONSENT OF HAEFELE, FLANAGAN & CO., P.C.



              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use of our report on Dynasil Corporation of America and Subsidiaries dated November 16, 1998 in this Registration Statement on Form 10-SB of Dynasil Corporation of America.


                                            HAEFELE, FLANAGAN & CO., p.c.
                                            Certified Public Accountants
                                            Maple Shade, New Jersey
                                            September 24, 1999